ZEROSPO

INCORPORATED UNDER THE LAWYS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.001
ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.:

IS THE OWNER OF



ZEROSPO
Corporate
Seal
CAYMAN ISLANDS

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.001 EACH OF

ZEROSPO

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

YOSHIO UKAJI
Chief Executive Officer, Chairman, and Director

TADAO UKAJI
Chief Administrative Officer and Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature
Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112